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                                                                    EXHIBIT 23.4

                        CONSENT OF DELOITTE & TOUCHE LLP


We consent to the inclusion and incorporation by reference in this Registration Statement of SafeNet, Inc. on Form S-4 of our report dated February 8, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph regarding a going concern uncertainty), on the financial statements of Cylink Corporation appearing in the Annual Report on Form 10-K of Cylink Corporation for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                      /s/ DELOITTE & TOUCHE  LLP


San Jose, California
November 27, 2002